SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Esperanza Crossing

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 25, 2019, Citizens, Inc. (“Citizens” or the “Company”) announced that Kay E. Osbourn will transition to the role of Head of Financial Reporting and step aside as Citizens’ Executive Vice President, Chief Financial Officer, and Chief Investment Officer, effective upon the Company’s appointment of a new Chief Financial Officer. The Company’s search for a new Chief Financial Officer will begin immediately but is not expected to be completed until after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

This change in role fulfills a stated purpose of Mrs. Osbourn to spend more time with her family, after helping lead the Company through a significant transition in executive leadership and corporate strategy. “I am proud to have played a role in shaping the Company’s direction. This is an opportune time for me personally to regain the appropriate work – life balance after several years of intense transition,” stated Mrs. Osbourn.

Since joining the Company in 2008, Mrs. Osbourn has served in several different management roles including Chief Investment Officer, President, Interim Chief Executive Officer, Treasurer, and Vice President, Internal Audit. Mrs. Osbourn, served as Citizens’ Chief Financial Officer from 2009 through 2015 and then assumed the Chief Financial Officer role again in 2017. From 2015 to 2017, Mrs. Osbourn was the Company’s President. Mrs. Osbourn has extensive experience in the insurance industry and with the Company. In her new role, she will be responsible for leading all of the Company’s financial reporting obligations.

“Kay has been a valued financial leader and steady hand during her career at Citizens. She exemplifies the meaning of service in all that she does. Most important to me, after having worked with her for 11 years, is to see her spend more time with her family and find balance in her work and personal life,” stated Mr. Kolander, the Company’s current President and Chief Executive Officer.

In connection with the change in roles, Mrs. Osbourn entered into a Termination Agreement with the Company dated January 24, 2019, whereby Mrs. Osbourn’s Employment Agreement, dated January 15, 2017 and as amended October 15, 2018, was terminated effective immediately.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Termination Agreement, dated as of January 24, 2019, by and between Citizens, Inc. and Kay E. Osbourn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
President and Chief Executive Officer

Date: January 25, 2019